Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

International Money Express, Inc.
Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-248902) and Form S-8 (Nos. 333-233392 and 333-248563) of International Money Express, Inc. of our reports dated February 28, 2024 relating to the consolidated financial statements, and the effectiveness of International Money Express, Inc.’s internal control over financial reporting, which appear in this Form 10K.

/s/ BDO USA, P.C.

Miami, Florida
February 28, 2024